UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2022

Helbiz, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39136	84-3015108
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

32 Old Slip, New York, NY 10005
(Address of Principal Executive Offices, and Zip Code)
(917) 675-7157
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	HLBZ	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	HLBZW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2022, Helbiz, Inc. (the “Company”) entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd. (“Yorkville”). Pursuant to the SEPA, the Company shall have the right, but not the obligation, to sell to Yorkville up to $13,900,000 of its shares of Class A common stock, par value $0.00001 per share, at the Company’s request any time during the commitment period commencing on October 31, 2022 and terminating on the earliest of (i) the first day of the month following the 24-month anniversary of the SEPA and (ii) the date on which Yorkville shall have made payment of any advances requested pursuant to the SEPA for shares of the Company’s Class A common stock equal to the commitment amount of $13,900,000. Each sale the Company requests under the SEPA (an “Advance”) may be for a number of shares of Class A common stock with an aggregate value of up to $13,900,000. The shares would be purchased at 95.0% of the Option 1 Market Price, which is the lowest VWAP (the daily volume weighted average price of our Class A common stock for the applicable date on the Nasdaq Capital Market as reported by Bloomberg L.P. during regular trading hours) in each of the three consecutive trading days commencing on the trading day following the Company’s submission of an Advance Notice to Yorkville, or 92.0% of the Option 2 Market Price, which is the VWAP of the pricing period set out in the Advance Notice and consented to by Yorkville. The purchase would be subject to certain limitations, including that Yorkville could not purchase any shares that would result in it owning more than 4.99% of our Class A common stock or any shares that, aggregated with any related transaction, would exceed 19.9% of all shares of common stock outstanding on the date of the SEPA unless shareholder approval was obtained allowing for issuances in excess of such amount (the “Exchange Cap”). The Exchange Cap will not apply under certain circumstances, including to any sales of Class A common stock under the SEPA that equal or exceed the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)).

In addition, subject to the mutual consent of the Company and Yorkville, the Company may, from time to time, request pre-advance loans (each, a “Pre-Advance Loan”) from Yorkville, in the aggregate not to exceed $13,900,000 and pursuant to the terms and conditions set forth in the SEPA and the accompanying promissory note attached thereto. Pre-Advance Loans may be repaid with cash (including the proceeds of an Advance) or in shares of Class A common stock if the holder elects to convert the promissory note issued in connection with such Pre-Advance Loan.

In connection with the execution of the SEPA, the Company agreed to pay a commitment fee of $278,000 as consideration for its irrevocable commitment to purchase the shares of Class A common stock upon the terms and subject to the satisfaction of the conditions set forth in the SEPA. Such commitment fee is due within six months of the date of the SEPA and may be paid in cash derived from an Advance under the SEPA.

The Company has filed with the Securities and Exchange Commission a prospectus supplement to the Company’s prospectus, dated October 31, 2022, filed as part of the Company’s effective shelf registration statement on Form S-3, File No. 333-267783, registering the shares of Class A common stock that are to be offered and sold to Yorkville pursuant to the SEPA.

The foregoing is a summary description of certain terms of the SEPA. For a full description of all terms, please refer to the copy of the SEPA that is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Class A common stock, nor shall there be any sale of shares of Class A common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 7.01 Regulation FD Disclosure.

On October 31, 2022, the Company issued a press release announcing its entering into the SEPA. A copy of the press release is filed as Exhibit 99.1 hereto. The information in the press release is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

5.1	Opinion of Ortoli Rosenstadt LLP
10.1#	Standby Equity Purchase Agreement, dated October 31, 2022, by and between Helbiz, Inc. and YA II PN, Ltd.
23.1	Consent of Ortoli Rosenstadt LLP(included in Exhibit 5.1)
99.1	Press release, dated October 31, 2022
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

# Certain exhibits and schedules have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2022

HELBIZ, INC.

By:	/s/ Salvatore Palella
Name: Title:	Salvatore Palella Chief Executive Officer